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UR-NR. _____ /2006 PK

Verhandelt zu Bonn am 27. Januar 2006

Vor dem unterzeichneten

                                 DR. PETER KEMP
                         NOTAR MIT DEM AMTSSITZ IN BONN

erschienen heute:

1.   Herr JOHN R. JULIAN, Kaufmann, geb. am 11.08.1944, geschaftsansassig 7575
     W. 103rd Ave., Suite 102, Westminster, CO 80021-5426, U.S.A., dem Notar zur Person ausgewiesen durch seinen amtlichen Reisepass,

     hier handelnd nicht im eigenen Namen, sondern als zur alleinigen Vertretung berechtigter Senior Vice President Commercial Development fur die

     MYOGEN, INC., eine Aktiengesellschaft nach dem Recht des Staates Delaware/USA, mit dem Sitz (registered office) in Wilmington, Delaware/USA,

     Postanschrift: 7575 W. 103rd Ave., Suite 102, Westminster, CO 80021-5426, U.S.A.

     unter Vorlage einer Vertretungsbescheinigung (Secretary's Certificate) der Myogen, Inc., vom 20.01.2006, die als ANLAGE 1 zu dieser Urkunde genommen wird,

                                       - im Folgenden als ,,MYOGEN" bezeichnet -

2. Herr LUTZ H. HOLZ, geb. am 24.08.1965, geschaftsansassig Bethelner Landstrabe 18, 31028 Gronau, dem Notar zur Person ausgewiesen durch amtlichen Lichtbildausweis,

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                                        2


     hier handelnd nicht im eigenen Namen, sondern als zur alleinigen Vertretung berechtigter und von den Beschrankungen des Section 181 BGB befreiter Geschaftsfuhrer fur die Gesellschaften

     (a) WULFING HOLDING GMBH mit dem Sitz in Gronau, Leine, eingetragen im Handelsregister des AG Hildesheim unter HRB 15291,

                                       - im Folgenden als "WULFING" bezeichnet -

     (b) WULFING PHARMA GMBH mit dem Sitz in Gronau, Leine, eingetragen im Handelsregister des AG Hildesheim unter HRB 15238,

                                - im Folgenden als "WULFING PHARMA" bezeichnet -

     Postanschrift beider Gesellschaften: Bethelner Landstrabe 18, 31028 Gronau.

Der Erschienene zu 1. ist nach der Uberzeugung des Notars der deutschen Sprache nicht hinreichend machtig. Der amtierende Notar, welcher der englischen Sprache hinreichend machtig ist, ubersetzte daher den folgenden Text abschnittsweise in die englische Sprache. Eine schriftliche Ubersetzung in die englische Sprache ist den Beteiligten ausgehandigt sowie dieser Niederschrift als ANLAGE beigefugt.

                                       I.

Die Erschienenen erklarten, handelnd wie angegeben, mundlich zur Niederschrift den folgenden

                          KAUF- UND ABTRETUNGSVERTRAG:

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                                        3


PRAAMBEL

Myogen ist ein borsennotiertes Pharmaunternehmen, welches u.a. ein Projekt fur die Entwicklung einer oralen Darreichungsform fur den Wirkstoff Enoximon zur Behandlung von chronischer Herzinsuffizienz betreibt. Die Substanz Enoximon wurde von Aventis Pharmaceuticals Inc. (ehemals Hoechst Marion Roussel, Inc.), mit Geschaftssitz in 300 Somerset Corporate Blvd., Bridgewater, New Jersey 08807, U.S.A., einlizensiert. Gleichzeitig hat Myogen die Rechte und Zulassungen an der sterilen Form von Enoximon "Perfan i.v." erworben, das in mehreren Landern Europas zugelassen ist. Fur den Markt in Europa und Nahost wird "Perfan i.v." derzeit im Auftrag der Myogen GmbH uber Distributionspartner vertrieben. Zu diesem Zweck hat Myogen, hinsichtlich des wirksamen Bestandteils von "Perfan i.v." selbst Lizenznehmer, der Myogen GmbH Unterlizenz erteilt (Sales and Supply Agreement vom 01.02.2000).

Myogen beabsichtigt, ihre Aktivitaten in Europa und Nahost neu zu organisieren, und beabsichtigt daher die Myogen GmbH und das Produkt ,,Perfan i.V" zu verkaufen. Dies soll in zwei Schritten vollzogen werden: zum einen wird Myogen unter Widerruf der Unterlizenz fur Myogen GmbH und Beendigung des Sales and Supply Agreement vom 01.02.2000 Wulfing in einem gesonderten Schriftstuck einen Unterlizenz- und Kaufvertrag (Sale and Sublicense Agreement) abschlieben, welcher zum einen die Ubertragung von Markenrechten und zum anderen die Lizenzvergabe u.a. von Vertriebsrechten zum Gegenstand haben wird; zum anderen wird Wulfing die Myogen GmbH ubernehmen. Letzteres ist Gegenstand der nachfolgenden Vereinbarung.

SECTION 1 BETEILIGUNG

Im Handelsregister des Amtsgerichts Bonn ist unter HRB 8745 eingetragen die

                                   MYOGEN GMBH

(im Folgenden: die "GESELLSCHAFT") mit dem Sitz in Bonn. Das Stammkapital der Gesellschaft betragt 25.000 E. Das Stammkapital ist voll eingezahlt. Eine Nachschusspflicht besteht nicht.

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                                        4


Myogen halt an der Gesellschaft einen Geschaftsanteil im Nennbetrag von 25.000,00 E (funfundzwanzigtausend Euro), entsprechend dem gesamten Stammkapital der Gesellschaft.

SECTION 2 VERKAUF UND ABTRETUNG

Myogen verkauft hiermit ihren in Section 1 naher bezeichneten Geschaftsanteil an der Gesellschaft an Wulfing und tritt den Geschaftsanteil an Wulfing ab, die diese Abtretung annimmt.

Der Verkauf erfolgt mit wirtschaftlicher Wirkung vom 01.01.2006, 00:00 Uhr (dem "UBERTRAGUNGSSTICHTAG"), die Abtretung erfolgt mit sofortiger dinglicher Wirkung.

SECTION 3 JAHRESABSCHLUSSE

(1) Der bestatigte Jahresabschluss (Bilanz nebst Gewinn- und Verlustrechnung, Lagebericht) der Gesellschaft zum 31.12.2004 (im folgenden:
     ,,JAHRESABSCHLUSS 2004", ,,BILANZ 2004") wurde Wulfing vor Abschluss dieses Vertrages ubergeben.

(2)  Myogen hat eine vorlaufige Bilanz der Gesellschaft auf den 31.12.2005 (im
     Folgenden: "VORLAUFIGE BILANZ 2005") erstellt und mit Wulfing abgestimmt. Die vorlaufige Bilanz 2005 lag bei Beurkundung vor und wird als ANLAGE 2 zu dieser Urkunde genommen.

SECTION 4 KAUFPREIS

Der Kaufpreis fur den hiermit verkauften Geschaftsanteil betragt

                                   50,487 US$
              (FUNFZITAUSENDVIERHUNDERTSIEBENUNDACHTZIG US-DOLLAR).

Der Kaufpreis ist am 10.02.2006 zur Zahlung auf ein von Myogen noch anzugebendes Konto fallig.

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                                        5


SECTION 5 GEWINN

Die Gewinne der Gesellschaft bis zum Ende des Geschaftsjahres 2005, unter Einschluss von Gewinnen vorangegangener Geschaftsjahre, die nicht verteilt worden sind, sowie Gewinnrucklagen, die nicht aufgelost worden sind, stehen Wulfing zu.

SECTION 6  ZUSICHERUNGEN VON MYOGEN

(1)  Myogen sichert zu, dass, jeweils am Ubertragungsstichtag,

     (a) die in Section 1 enthaltenen Angaben richtig sind, Myogen uber den verauberten Geschaftsanteil frei verfugen kann und dass dieser Geschaftsanteil nicht mit Rechten Dritter belastet ist;

     (b) der Jahresabschluss 2004 nach den Grundsatzen ordnungsgemaber Buchfuhrung und Bilanzierung unter Wahrung der Bilanzkontinuitat erstellt worden ist und ein den tatsachlichen Verhaltnissen entsprechendes Bild der Vermogens -, Finanz- und Ertragslage der Gesellschaft vermittelt;

     (c) der Gesellschaft keine Umstande bekannt sind, die Zweifel an der ordnungsgemaben Erstellung der vorlaufigen Bilanz 2005 entstehen lassen konnten;

     (d)  die Gesellschaft nicht gebunden ist an:

          (aa) Vertrage mit Geschaftsfuhrern, Angestellten, Beratern oder sonstigen Personen, die ein jahrliches Entgelt von mehr als
               150.000 US$ oder eine Umsatz- oder Gewinnbeteiligung vorsehen, soweit derartige Vertrage nicht in ANLAGE 3 zu diesem Vertrag aufgefuhrt sind;

          (bb) Pachtvertrage, Mietvertrage oder sonstige Vertrage, die eine Laufzeit von mehr als einem Jahr vorsehen oder voraussichtlich zu jahrlichen Ausgaben der Gesellschaft von mehr als 40.000

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                                        6


               US$ fuhren, soweit derartige Vertrage nicht in ANLAGE 4 zu diesem Vertrag aufgefuhrt sind;

          (cc) an Vertrage - als Lizenzgeber oder Lizenznehmer - uber gewerbliche Schutzrechte oder sonstige nicht geschutzte Kenntnisse oder Erfindungen (know-how), soweit solche nicht in ANLAGE 5 zu diesem Vertrag aufgefuhrt sind;

          (dd) an Vertrage, die aufgrund der Verauberung der Anteile an der Gesellschaft von Dritten gekundigt, geandert oder erganzt werden konnen, soweit solche nicht in ANLAGE 6 zu diesem Vertrag aufgefuhrt sind;

     (e) die Gesellschaft - unbeschadet des folgenden Section 10 (Arzneimittelrechtliche Erfordernisse) - uber samtliche offentlich-rechtlichen Genehmigungen und Erlaubnisse verfugt, die zur Fortfuhrung des Geschaftsbetriebs der Gesellschaft erforderlich sind, diese Genehmigungen und Erlaubnisse nicht zuruckgenommen oder widerrufen worden sind, keine Umstande vorliegen, die die Rucknahme oder den Widerruf dieser Genehmigungen und Erlaubnisse befurchten lassen, und der Geschaftsbetrieb der Gesellschaft in Ubereinstimmung mit diesen Genehmigungen und Erlaubnissen gefuhrt wird;

     (f) gegen die Gesellschaft keinerlei Haftungsanspruche in Zusammenhang mit Herstellung oder Vertrieb von "Perfan i.v." geltend gemacht oder angekundigt worden sind;

     (g) die Gesellschaft weder an einem Verfahren vor staatlichen Gerichten oder Behorden noch an einem Verfahren vor Schiedsgerichten beteiligt ist.

(2)  Myogen sichert weiter zu, dass in der Zeit seit dem Ubertragungsstichtag

     (a) die Geschafte der Gesellschaft nach ordnungsgemaben kaufmannischen Grundsatzen gefuhrt und keine auberordentlichen Geschafte getatigt worden sind, insbesondere keine Vertrage der in vorstehendem Abs. (1) lit. (d) (aa) - (dd) genannten Art;

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                                        7


     (b) Umfang und Inhalt der Geschaftstatigkeit der Gesellschaft gegenuber dem vorangegangenen Geschaftsjahr 2005 nicht wesentlich geandert worden sind;

     (c) das Anlage- und Umlaufvermogen der Gesellschaft nach ordnungsgemaben kaufmannischen Grundsatzen erhalten und erganzt worden ist;

     (d) der Anteil der Forderungen, die wertberichtigt werden mussen, nicht angestiegen ist;

     (e)  keine Pensionsverbindlichkeiten begrundet worden sind;

     (f) keine aubergewohnlichen Ereignisse eingetreten sind oder drohen, die sich auf die gegenwartige oder zukunftige Geschaftstatigkeit oder das wirtschaftliche Ergebnis der Gesellschaft nachteilig auswirken konnten.

SECTION 7 HAFTUNG

(1) Ist eine der in Section 6 gegebenen Zusicherungen ganz oder teilweise unrichtig, und ergibt sich daraus fur Wulfing ein geldwerter Nachteil von mehr als 50.000 US$, so kann Wulfing wegen des 50.000 US$ ubersteigenden Nachteils den Kaufpreis angemessen mindern oder Schadenersatz statt der Leistung verlangen. Wulfing kann diese Rechte jedoch nur geltend machen, falls sie zuvor Myogen schriftlich aufgefordert hat, Wulfing innerhalb von zehn Kalendertagen nach Zugang der Aufforderung so zu stellen, wie sie stehen wurde, wenn die Zusicherung richtig gewesen ware, und diese Frist, gleich aus welchem Grund, fruchtlos verstrichen ist.

(2) Ist eine der in Section 6 Abs. 2 gegebenen Zusicherungen ganz oder teilweise unrichtig, kann Wulfing auf eine Minderung des Kaufpreises nach Mabgabe des vorstehenden Absatzes (1) ganz oder teilweise verzichten und stattdessen verlangen, dass die Gesellschaft so gestellt wird, wie sie stehen wurde, wenn die Zusicherung richtig gewesen ware. Solche Anspruche konnen dann jedoch nur geltend gemacht werden, soweit die Wulfing oder der Gesellschaft erwachsenen Nachteile nicht durch die Auflosung von in der vorlaufigen Bilanz 2005 enthaltenen Ruckstellungen ausgeglichen worden sind oder ausgeglichen werden konnen.

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                                        8


(3) Die Anspruche und Rechte gemab vorstehenden Abs. (1) und (2) sind in ihrer Gesamtheit auf den Kaufpreis gemab Section 4 Abs. (1) begrenzt.

(4) Den Parteien ist bewusst, dass im Jahre 2005 der langjahrige Geschaftsfuhrer der Gesellschaft, Herr Karl-Dieter Reusch, wegen Unregelmabigkeiten in seiner Geschaftsfuhrung abberufen, und dass sein Dienstverhaltnis zur Gesellschaft beendet wurde. Myogen hat alle ihr moglichen Anstrengungen unternommen, um diese Unregelmabigkeiten vollstandig aufzuklaren und, wo notig und moglich, ihnen abzuhelfen. Sollte sich wider Erwarten ein bislang unbekannter Schaden fur die Gesellschaft aus oder in Zusammenhang mit der Geschaftsfuhrertatigkeit von Herrn Reusch herausstellen, so haftet Myogen dafur nicht, es sei denn, Myogen hatte den fraglichen Schaden bei Abschluss dieses Vertrages gekannt oder kennen mussen.

(5) Myogen verpflichtet sich, Wulfing alle der Gesellschaft aus den Geschaftsjahren bis einschlieblich 2005 erwachsenden
     Steuernachzahlungsforderungen zu erstatten. Auf diese Erstattungsanspruche findet keine der in vorstehenden Abs. (1), (2) und (3) festgelegten Beschrankungen Anwendung. Sie gelten nicht als "geldwerter Nachteil" im Sinne dieser Absatze; Myogen haftet fur sie in vollem Umfang. Diese Anspruche verjahren mit Ablauf des 31.12.2011.

(6) Soweit in diesem Vertrag nicht anders geregelt, verjahren die jeweiligen Anspruche der Parteien aus diesem Vertrag mit Ablauf des 27. Januar 2007.

SECTION 8 ABWEHR VON ANSPRUCHEN

(1) Wulfing ist verpflichtet, Myogen unverzuglich schriftlich zu unterrichten, falls Dritte irgendwelche Anspruche gegen Wulfing oder die Gesellschaft, die zu einer Haftung von Myogen nach Section 7 fuhren konnten, geltend gemacht oder angedroht haben. Wulfing hat Myogen alle sachdienlichen Unterlagen zuganglich zu machen und alle sachdienlichen Auskunfte zu erteilen sowie Myogen Einsicht in die Bucher und Schriften der Gesellschaft zu gewahren, soweit dies erforderlich ist, um die Berechtigung der geltend gemachten oder angedrohten Anspruche zu beurteilen.

(2) Die Parteien werden sich uber die Abwehr der in Abs. 1 genannten Anspruche verstandigen. Myogen ist in angemessener Weise Gelegenheit zu geben, sich

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                                        9


     an der Abwehr dieser Anspruche zu beteiligen. Wulfing hat Myogen zu gestatten, die Anspruche im eigenen Namen und auf eigene Rechnung abzuwehren, falls Wulfing, gleich aus welchem Grund, nicht bereit ist, die Abwehr der Anspruche selbst vorzunehmen und eine Abwehr der Anspruche nicht den berechtigten geschaftlichen Interessen Wulfings zuwiderlauft.

SECTION 9  ARBEITSVERHALTNISSE

Wulfing ist bekannt, dass die Gesellschaft derzeit Arbeitsverhaltnisse mit Herrn Ernst Schneider und Herrn Marcus Behrens unterhalt.

SECTION 10 ARZNEIMITTELRECHTLICHE ERFORDERNISSE

(1) Uber die arzneimittelrechtliche Situation der Gesellschaft sind Wulfing am Tag der Unterzeichnung dieses Vertrages folgende Tatsachen bekannt:

     - Die Gesellschaft ist Inhaberin der in ANLAGE 7 zu diesem Vertrag aufgefuhrten Zulassungen.

     - Als Zulassungsinhaberin verfugt die Gesellschaft uber ein Pharmakovigilanzsystem, das von der Firma Icon Clinical Research, King's Court, The Broadway, Winchester, Hampshire SO23 9BE, U.K., aufrechterhalten wird; Stufenplan- und Informationsbeauftragte im Sinne des Arzneimittelgesetzes ist Frau Dr. Susanne Becker, die bei Icon Clinical Research beschaftigt ist

     - Den Vertrieb der Arzneimittel in Deutschland ubernimmt die CARINOPHARM GmbH, die alle arzneimittelrechtlichen Anforderungen, insbesondere das Vor und Aufrechterhalten einer Pharmahaftpflichtversicherung, erfullt. Eine Auflistung aller Distributionsvertrage ist diesem Vertrag als ANLAGE 8 beigefugt.

     - Die Arzneimittel fur alle Lander, in denen die Arzneimittel zugelassen sind, werden von der Wulfing Pharma GmbH hergestellt, die ebenfalls alle arzneimittelrechtlichen Anforderungen erfullt.

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                                       10


(2) Daruber hinaus gehende Informationen hinsichtlich der arzneimittelrechtlichen Situation der Gesellschaft liegen Wulfing nicht vor. Sollten aus einem Versaumnis Myogens oder der Gesellschaft, welches vor Abschluss dieses Vertrages lag, Anspruche gegen die Gesellschaft und oder Wulfing entstehen oder behordliche Genehmigungen zuruckgenommen werden, kann der hierdurch entstehende Schaden unbeschadet des Section 6 Abs. 1 lit. (e) geltend gemacht werden.

     Sollten wegen der Anteilsubertragung neue Erlaubnisantrage erforderlich sein oder werden, so wird Myogen Wulfing dabei, falls erforderlich, in zumutbarem Umfang unterstutzen.

SECTION 11 GARANTIE

Wulfing Pharma ubernimmt gegenuber Myogen die selbstandige Garantie fur die Erfullung der Zahlungsverpflichtungen Wulfings aus dem vorliegenden Vertrag.

SECTION 12 ANDERUNGEN IN FIRMA UND VERTRETUNGSVERHALTNISSEN

(1) Wulfing verpflichtet sich, unverzuglich nach Wirksamwerden dieses Vertrages alle derzeit noch eingetragenen Geschaftsfuhrer der Gesellschaft abzuberufen und ihnen so weit Entlastung zu erteilen, wie dies noch nicht geschehen ist. Wulfing verpflichtet sich ferner, unverzuglich nach Wirksamwerden dieses Vertrages, jedoch spatestens 90 Tage nach Unterzeichnung dieses Vertrages die Firma der Gesellschaft in "InnoCardio GmbH" zu andern sowie die vorstehenden Anderungen in Firma und Vertretungsverhaltnissen formgerecht zum Vollzug im Handelsregister anzumelden.

(2) Im Innenverhaltnis haftet Wulfing Myogen wegen samtlicher Anspruche Dritter, die vom Tage der Unterzeichnung dieses Vertrages bis zur Eintragung der Namensanderung gemab vorstehendem Abs. (1) wegen der Tatigkeit oder eines Produkts der Gesellschaft erstmals geltend gemacht werden. Fur denselben Zeitraum verpflichtet sich Wulfing, im Hinblick auf die Produkte der Gesellschaft eine Produkthaftpflichtversicherung mit einer Deckungssumme von mindestens 10.000.000 US$ zu unterhalten.

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                                       11


SECTION 13 SCHLUSSBESTIMMUNGEN

(1) Sollte eine Bestimmung dieses Vertrages unwirksam oder undurchfuhrbar sein oder eine Lucke aufweisen, so beruhrt dies die Gultigkeit des Vertrages im Ubrigen nicht. Die Parteien werden die unwirksame oder undurchfuhrbare Bestimmung durch diejenige ersetzen oder die Lucke durch diejenige Bestimmung fullen, die dem wirtschaftlichen Zweck und Ergebnis der unwirksamen, undurchfuhrbaren oder luckenhaften Bestimmung am nachsten kommt.

(2) Anderungen und Erganzungen dieses Vertrages bedurfen der Schriftform, soweit nicht die notarielle Form vorgeschrieben ist. Auf das Erfordernis der Schriftform kann nur schriftlich verzichtet werden.

(3) Dieser Vertrag unterliegt dem Recht der Bundesrepublik Deutschland. Fur alle Streitigkeiten aus und im Zusammenhang mit diesem Vertrag oder uber seine Wirksamkeit ist der ordentliche Rechtsweg gegeben;
     ausschlieblicher Gerichtsstand ist Berlin.

                                       II.

Nunmehr erklarte der Erschienene zu 1., handelnd wie angegeben fur Myogen:

     Unter Verzicht auf alle Form- und Fristbestimmungen halte ich hiermit eine Gesellschafterversammlung der Myogen GmbH ab und beschliebe mit allen
     Stimmen:

     Der in Teil I. dieser Urkunde vereinbarten Ubertragung von
     Geschaftsanteilen sowie allen sonstigen dort getroffenen Vereinbarungen wird hiermit unter jedem rechtlichen Gesichtspunkt zugestimmt.

                                      III.

Sodann erklarte der Erschienene zu 1., handelnd wie angegeben fur Myogen:

     Die Gesellschaft verfugt nicht uber Grundbesitz.

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                                       12


Der Notar wies auf folgendes hin:

     Nach Section 16 GmbHG gilt der Gesellschaft gegenuber nur derjenige als Erwerber, dessen Erwerb unter Nachweis des Ubergangs bei der Gesellschaft angemeldet ist; der Erwerber haftet neben dem Verauberer fur die zur Zeit der Anmeldung auf den Geschaftsanteil ruckstandigen Leistungen.

     Wenn und soweit die Verauberung nach den gesetzlichen Vorschriften und/oder den Bestimmungen des Gesellschaftsvertrages genehmigungsbedurftig und/oder anzeigepflichtig ist, werden die Beteiligten das Entsprechende selbst veranlassen. Zustimmungs- und Genehmigungserklarungen sollen spatestens mit Eingang beim Notar allen Beteiligten gegenuber unmittelbar rechtswirksam werden.

Uber die steuerlichen Auswirkungen der in dieser Urkunde enthaltenen Vereinbarungen haben sich die Beteiligten jeweils selbst unterrichtet.

Die Kosten dieser Urkunde und ihrer Durchfuhrung tragt die Kauferin. Jede beteiligte Partei tragt die Kosten ihrer rechtlichen und/oder steuerlichen Beratung selbst.

DIESE NIEDERSCHRIFT WURDE DEN ERSCHIENENEN IN GEGENWART DES NOTARS VORGELESEN, DURCH DEN NOTAR IN DIE DIE ENGLISCHE SPRACHE UBERSETZT, VON DEN ERSCHIENENEN GENEHMIGT UND VON IHNEN UND DEM NOTAR - WIE FOLGT - EIGENHANDIG UNTERSCHRIEBEN:


/S/ JOHN R. JULIAN (MYOGEN, INC.)
-------------------------------------


/S/ LUTZ H. HOLZ (WULFING
HOLDING GMBH, WULFING PHARMA GMBH)
-------------------------------------

            [ENGLISH TRANSLATION PROVIDED PURSUANT TO RULE 12B-12 OF
                      THE SECURITIES EXCHANGE ACT OF 1934]

REFERENCE CODE UR-NR. _____ /2006 PK

Transacted in Bonn on January 27, 2006

Before the undersigning

                                  DR PETER KEMP
                    NOTARY PUBLIC WITH OFFICIAL SEAT IN BONN

appeared today:

1. Mr. JOHN R. JULIAN, a business executive, born on August 11, 1944, business address: 7575 W. 103rd Ave., Suite 102, Westminster, CO 80021-5436, U.S.A., having given proof of his identity to the Notary by his official passport, herein acting not in his own name, but as Senior Vice President Commercial Development, authorized to sole representation, on behalf of

     MYOGEN, INC., a corporation under the laws of the State of Delaware/U.S.A., with registered office in Wilmington, Delaware/U.S.A.,

     Postal Address: 7575 W. 103rd Ave., Suite 102, Westminster, CO 80021-5436, U.S.A.

     having submitted a Secretary's Certificate of Myogen, Inc., dated January 20,2006, which shall be attached to this document as EXHIBIT 1,

                                           - hereafter referred to as "MYOGEN" -

2. Mr. LUTZ H. HOLZ, born on August 24, 1965, business address: Bethelner Landstrabe 18, 31028 Gronau, having given proof of his identity to the Notary by his official identity card,

     herein acting not in his own name, but as managing director, authorized to solely represent the following companies, and exempt from the restrictions set forth in sec. 181 of the German Civil Code, on behalf of

     (a) WULFING HOLDING GMBH with business seat in Gronau/Leine, registered in the Commercial Register at Hildesheim Court of First Instance under HRB 15291,

                                          - hereafter referred to as "WULFING" -

     (b) WULFING PHARMA GMBH with business seat in Gronau/Leine, registered in the Commercial Register at Hildesheim Court of First Instance under HRB 15238,

                                   - hereafter referred to as "WULFING PHARMA" -

     Postal address of both companies: Bethelner Landstrabe 18, 31028 Gronau.

As the Notary has ascertained, the person appeared at 1. does not have sufficient control of the German language. The officiating Notary, who has sufficient control of the English language, therefore translated the following text, paragraph by paragraph, into the English language. A written translation into the English language was handed out to the parties and ATTACHED to this record.

                                       I.

The parties appearing, acting in their capacities as stated hereinbefore, made oral statements to be recorded in writing by the Notary, for the conclusion of the following

                        CONTRACT OF PURCHASE AND CESSION:

PREAMBLE

Myogen is a public pharmaceutical enterprise which, inter alia, operates a project for the development of a form of oral administration to patients of the active ingredient enoximone for the treatment of chronical heart insufficiency. The substance enoximone was licensed from Aventis Pharmaceuticals Inc. (formerly Hoechst Marion Roussel, Inc.) with business seat at 300 Somerset Corporate Blvd., Bridgewater, New Jersey 08807, U.S.A. At the same time, Myogen acquired the rights and permits relating to "Perfan i.v.", the sterile form of enoximone which is admitted in several European countries. For the market in Europe and the Middle East, "Perfan i.v." is currently distributed, by order of Myogen GmbH, via distribution partners. For this purpose, Myogen, itself being licensee in respect of the active component of "Perfan i.v.", has granted a sublicense to Myogen GmbH (Sales and Supply Agreement dated February 1, 2000).

Myogen intends to reorganize its activities in Europe and the Middle East, and therefore intends to sell Myogen GmbH and the product "Perfan i.v.". This is to be implemented in two steps: on the one hand, Myogen will revoke the sublicense granted to Myogen GmbH and terminate the Sales and Supply Agreement dated February 1, 2000, and will conclude, in a separate document, a Sale and Sublicense Agreement with Wulfing, the object of which will be the transfer of trademark rights on one hand and, inter alia, the granting of a license for distribution rights on the other; on the other hand, Wulfing will take over Myogen GmbH. The latter transaction is the object of the following agreement.

SEC. 1 CAPITAL INTEREST

Under reference code HRB 8745, the Commercial Register at Bonn Court of First Instance lists

                                   MYOGEN GMBH

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(hereafter: the "COMPANY"), whose registered office is in Bonn. The capital stock of the company is 25,000 Euro. The capital stock is paid in full. No shareholder contributions are outstanding.

Myogen holds a share in the Company in the nominal amount of 25,000.00 Euro (twenty-five thousand Euro), equivalent to the Company's entire capital stock.

SEC. 2 SALE AND CESSION

Myogen hereby sells to Wulfing its shares in the company as described in detail in sec. 1, and assigns these shares to Wulfing who accepts the cession.

The sale shall take commercial effect, on January 1st, 2006, 12.00 a.m. (the "EFFECTIVE DATE"), the cession shall take immediate effect in rem.

SEC. 3 ANNUAL REPORTS

(1) The confirmed Annual Report (annual balance sheet with profit and loss account, situation report) of the Company as at December 31, 2004 (hereafter: "2004 ANNUAL REPORT", "2004 BALANCE SHEET"), has been made available to Wulfing prior to the conclusion of this contract.

(2) Myogen has established, and agreed with Wulfing, a preliminary Balance Sheet of the Company as at December 31, 2005 (hereafter: "2005 PRELIMINARY BALANCE SHEET"). The 2005 Preliminary Balance Sheet was submitted in the course of this recording and shall be attached to this document as EXHIBIT 2.

SEC. 4 PURCHASE PRICE

The purchase price for the share hereby sold amounts to:

                                   50,487 US$
           (FIFTY THOUSAND FOUR HUNDRED EIGHTY SEVEN US DOLLARS ONLY).

The purchase price shall be due for payment on February 10, 2006, to an account to be specified by Myogen.

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SEC. 5 PROFIT

Wulfing shall be entitled to the company's profits up to the end of the 2005 fiscal year, including profits from preceding fiscal years which have not been distributed among the shareholders, and reserves formed out of profits which have not been reduced.

SEC. 6 ASSURANCES BY MYOGEN

(1)  Myogen assures that on the Effective Date,

     (a) the statements contained in sec. 1 above are correct, that Myogen is entitled to freely dispose of the share hereby sold, and that said share is not encumbered by any third party's rights;

     (b) the 2004 Annual Report has been established according to the (German) generally accepted accounting principles and in full respect of balance sheet continuity, and that they reflect the financial standing and situation and the profit situation of the Company in correspondence with the real circumstances;

     (c) the Company is not aware of any circumstances which could give rise to doubts as to the correct establishment of the 2005 Preliminary Balance Sheet;

     (d)  the Company is not bound by:

          (aa) contracts with managing directors, employees, consultants or other persons which oblige it to payment of an annual remuneration exceeding the amount of 150,000 US$ or of a share in the turnover or in the profit, to the extent that such contracts are not listed in EXHIBIT 3 to this Contract;

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          (bb) lease agreements, tenancy or other contracts, the duration of which exceeds one year, or which would cause annual expenditures by the Company of more than 40,000 US$, to the extent that such contracts are not listed in EXHIBIT 4 to this Contract;

          (cc) contracts - as licensor or licensee - relating to industrial property rights or other unprotected knowledge or inventions (know-how), to the extent that such contracts are not listed in
               EXHIBIT 5 to this Contract;

          (dd) contracts which, as a result of the transfer of the Company's shares, may be terminated, modified or supplemented by any third party, to the extent that such contracts are not listed in
               EXHIBIT 6 to this Contract;

     (e) the Company - notwithstanding sec. 10 (Requirements under Pharmaceutical Law) hereafter - holds any and all public law licenses and permits which are necessary for the continuation of the Company's business, that these licenses and permits have not been withdrawn or revoked, that there are no circumstances which give rise to the assumption that those licenses or permits might be withdrawn or revoked, and that the Company's business is being managed in accordance with these licenses and permits;

     (f) no claims of liability in connection with the production or distribution of "Perfan i.v." have been brought or announced against the Company;

     (g) the Company is a party neither to any proceedings in state courts or before state authorities nor to an arbitration procedure.

(2)  Furthermore, Myogen assures that since the Effective Date,

     (a) the Company's management has been in accordance with the (German) generally agreed business principles, and that no extraordinary transactions have been made, especially, that no contracts of the types specified at para. (1) lit. (d) (aa) - (dd) have been concluded;

     (b) the extent and the object of the Company's commercial activity has not been substantially changed since the preceding 2005 fiscal year;

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     (c)  the fixed and current assets of the company have been conserved and supplemented in accordance with the (German) generally agreed business principles;

     (d) the share of claims which have to be adjusted in value has not increased; (e) no pension claims have been established;

     (f) there have been no extraordinary events which could have negative effects on the current or future business activity or the economical result of the Company, and no such events are to be expected.

SEC. 7 LIABILITY

(1) If any of the assurances given in sec. 6 above should be entirely or partially incorrect, and if this causes Wulfing a monetary detriment of more than 50,000 US$, then Wulfing shall be entitled to appropriately reduce the purchase price, or claim compensation for failure to perform, in respect of the detriment exceeding 50,000 US$. However, Wulfing shall only be entitled to claim these rights on condition that if it has, prior to its claim, asked Myogen in writing to put Wulfing, within ten calendar days from the date of reception of the claim, in such a position as if the assurance had been correct, and that this deadline has expired to no avail, no matter for which reason.

(2) If any of the assurances given in sec. 6 para. 2 above should be entirely or partially incorrect, then Wulfing shall be entitled to abstain, entirely or partially, from claiming a reduction of the purchase price under para.
     (1) above, and to claim instead for the Company to be put in such a position as if the assurance would have been correct. However, such claims may then only be made to the extent that the detriment caused to Wulfing or to the Company has not been or cannot be compensated by the reduction of provisions contained in the 2004 Balance Sheet.

(3)  The aggregate amount of the rights and claims set forth in paras. (1) and
     (2) above is limited to the purchase price as set forth in sec. 4 para.
     (1).

(4) The parties are aware of the fact that in 2005, the long-standing managing director of the Company, Mr. Karl-Dieter Reusch, was dismissed because of irregularities in his management, and that his employment relationship with the

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     Company was terminated. Myogen has made any and all possible efforts to comprehensively clear up said irregularities, and, where necessary and possible, to remedy them. Should it turn out unexpectedly that a damage hitherto unknown was caused to the Company by or in connection with the management activities of Mr. Reusch, Myogen cannot be held responsible for such damage unless Myogen would have known, or would have been under the legal obligation to know, said damage at the time of conclusion of this Contract.

(5) Myogen shall reimburse to Wulfing any and all supplementary tax payments for the period up to the end of 2005 which the Company might have to make. The limitations set forth in paras. (1), (2) and (3) above do not apply to these reimbursement claims. These claims shall not be deemed "monetary detriment" for the purpose of said paragraphs; Myogen shall be liable for these claims without limitation. They shall become statute-barred on January 1st, 2012, 12:00 a.m.

(6) Unless otherwise stated in this Contract, and unless otherwise provided by mandatory rules of law, all claims shall become statute-barred on January 27th, 2007.

SEC. 8 DEFENCE AGAINST THIRD PARTIES' CLAIMS

(1) Should any third party bring or threaten to bring any claims against Wulfing or the Company which might result in Myogen's liability under sec. 7 above, Wulfing shall notify Myogen immediately in writing. Wulfing shall make available to Myogen any and all suitable documents, provide to Myogen all suitable information and disclose to Myogen company records and documentation to such an extent as is necessary to assess the justification of the claims brought or threatened to be brought.

(2) The parties shall make suitable arrangements as to the defence against the claims mentioned in para. (1) above. Myogen shall be given appropriate opportunity to participate in the defence against such claims. Should Wulfing, no matter for which reason, not be prepared to institute by itself the defence against the claims, and should the defence against the claims not be contrary to Wulfing's own due business interests, Wulfing shall allow Myogen to institute the defence against the claims in Myogen's own name and on its own behalf.

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SEC. 9 EMPLOYMENT RELATIONSHIPS

It is known to Wulfing that the Company currently maintains employment relationships with Mr. Ernst Schneider and Mr. Marcus Behrens.

SEC. 10 REQUIREMENTS UNDER PHARMACEUTICAL LAW

(1) Regarding the situation of the Company under pharmaceutical law, the following facts are known to Wulfing at the time of the signing of this
     Contract:

     -    The Company holds the permits as listed in EXHIBIT 7 to this Contract.

     - In its capacity as permit holder, the Company disposes of a pharmacovigilance system which is maintained by Icon Clinical Research, Kings Court, The Broadway, Winchester, Hampshire SO23 9BE, UK; Dr. Susanne Becker, an employee of Icon Clinical Research, is Responsible Person for the purposes of the Arzneimittelgesetz (the German Drug Law - AMG -).

     - CARINOPHARM GmbH, which fulfils all requirements under Drug law, especially the conclusion and maintaining of a pharmaceutical third party liability insurance, will take charge of the distribution of the drugs in Germany. A list of all distribution agreements is attached to this Contract as EXHIBIT 8.

     - Wulfing Pharma GmbH which also fulfils all requirements under Drug law is producer of the drugs for all countries in which the drugs are admitted.

(2) Regarding the situation of the Company under Drug law, no information beyond the above is available to Wulfing. Should a default on the part of Myogen or of the Company, which intervened prior to the conclusion of the Contract, give rise to claims against the Company and/or Wulfing, or should permits be revoked by

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     the authorities, damages caused thereby may be claimed irrespective of sec.
     6 para. 1 (e).

     Should new permit applications still be required, in respect of this transfer of shares, at present or in the future, Myogen shall provide reasonable support to Wulfing to the extent that this is necessary.

SEC. 11 GUARANTY

Wulfing Pharma guarantees to Myogen the fulfilment of the payment obligations of Wulfing under this Contract, this guaranty being legally independent from any other stipulation set forth herein.

SEC. 12 CHANGES TO COMPANY NAME AND REPRESENTATION

(1) Immediately after this Contract has taken legal effect, Wulfing shall dismiss all managing directors who at present still are registered in the Commercial Register and give them discharge to the extent that this has not already been done. Moreover, immediately after this Contract has taken effect, however no later than 90 days following the signing of this Contract, Wulfing shall change the Company's name to "InnoCardio GmbH" and file the above changes to the Company's name and representation at the Commercial Register in due form.

(2) Wulfing shall be liable vis-a-vis Myogen in respect of any and all claims based on the activities or a product of the Company which are brought by a third party for the first time between the date of signature of this Contract and the date of entry of the change of the Company's name in the Commercial Register under para. (1) above. During the same period, Wulfing is obliged to maintain a product liability insurance in respect of the Company's products with a minimum coverage amount of 10,000,000 US$.

SEC. 13 FINAL PROVISIONS

(1) Should any of the stipulations contained in this Contract be invalid or impracticable or have a lacuna, the validity of the rest of the contract shall remain unaffected hereby. The parties shall replace the invalid or impracticable stipulation, or fill the lacuna, by the stipulation coming nearest to the intended

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     commercial purpose and result of the invalid or impracticable stipulation, or of the stipulation which has a lacuna.

(2) Any amendments of and supplements to this contract must be made in writing, unless the notarized form is mandatory. Any waiver of the requirement of the written form may only be made in writing.

(3) This contract shall be governed by and construed in accordance with the law of the Federal Republic of Germany. Any and all disputes from and in connection with this contract or as to its validity shall be decided in the state courts; the exclusive place of litigation shall be Berlin.

                                       II.

The person appeared at 1. above, acting, as specified, for and on behalf of Myogen, now stated as follows:

     In waiving all formal and time requirements, I hereby hold a meeting of the shareholders of Myogen GmbH and with all votes make the following resolution:

     Consent is hereby given, in every legal aspect, to the transfer of shares as agreed in part I. of this document, and to any and all other agreements made therein.

                                      III.

The person appeared at 1. above, acting, as specified, for and on behalf of Myogen, then declared:

The Company does not dispose of any real property.

The Notary Public advised as follows:

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     Under sec. 16 of the German Law on Limited Liability Companies
     (GmbH-Gesetz), the Company shall only deem as purchaser that person whose acquisition has been notified to the Company in giving proof of the transfer; the purchaser shall be liable along with the seller for all payments and contributions remaining to be made in respect of the share.

     Should, under statutory law, and/or under the stipulations of the articles of association of the Company, this sale require an authorization and/or a notification, the parties shall take by themselves the appropriate measures. Any and all declarations of consent and authorization shall take legal effect, as against all of the parties, at the latest on the date of their reception by the Notary Public.

Each of the parties has sought individual advice as to the tax effects of the agreements contained in this document.

The costs of this document and its execution shall be borne by Wulfing. Each of the parties shall bear by itself the costs of legal and/or tax advice that it has sought.

THIS RECORD, INCLUDING THE EXHIBITS, WAS READ OUT TO THE PARTIES APPEARING IN PRESENCE OF THE NOTARY, TRANSLATED BY THE NOTARY INTO THE ENGLISH LANGUAGE, AUTHORIZED BY THE PERSONS APPEARED AND SIGNED BY THEM AND THE NOTARY BY THEIR OWN HAND AS FOLLOWS:


/S/ JOHN R. JULIAN (FOR MYOGEN, INC.)
-------------------------------------


/S/ LUTZ H. HOLZ (FOR WULFING
HOLDING GMBH AND WULFING PHARMA GMBH)
-------------------------------------